EXHIBIT 99.1
                                                                    ------------

FOR IMMEDIATE RELEASE:

                       CAS MEDICAL SYSTEMS, INC. ANNOUNCES
                SALE/LEASEBACK AGREEMENT FOR CORPORATE FACILITIES

                     FACILITY TO REMAIN OCCUPIED BY COMPANY


Branford, CT - June 19, 2007 - CAS Medical Systems, Inc. (NASDAQ: CASM), a medical device company focused on innovative, non-invasive vital signs monitoring, today announced it has entered into an agreement for the sale and leaseback of its corporate facilities in Branford, CT.

The Company ("CASMED") has entered into agreements with Davis Marcus Partners, Inc. ("DMP") with respect to the sale and leaseback of its headquarters and manufacturing facility located at 44 East Industrial Road, Branford, Connecticut. The purchase and sale agreement between CASMED and DMP provides for a purchase price of $3.0 million and a long-term leaseback of the property. The completion of the transaction is subject to a number of closing conditions and is expected to take place during the third quarter of 2007.


Andrew E. Kersey, President and Chief Executive Officer, commented, "We are pleased that we have reached an agreement with Davis Marcus Partners regarding our corporate facilities. The contract with DMP meets both our current and expected future space requirements. We expect the transaction to raise approximately $1.4 million in working capital after taxes, and then pay off the remaining balance of our mortgage of about $900,000. This additional capital will be used to continue our investment in the growth opportunities of our business. Simultaneously, the long-term leaseback of the property with capabilities to expand our space is a real commitment to our employees and the town of Branford to remain here for the foreseeable future."


The purchase agreement provides for a forty-five day due diligence period with rights to terminate the agreement, and a follow-on thirty day period to close the transaction. Upon completion of the sale of the property, CASMED will lease the property for a ten year initial term with the option to extend the term for two additional successive periods of five years, subject to certain notice and financial covenants requirements. The lease provides for an annual base rent in years 1-5 of $244,800, and years 6-10 of $268,800, payable monthly. In addition, CASMED will have a right of first offer to lease any additional space or building built by DMP on the property, subject to certain restrictions. CASMED will also have the right to require DMP to build an addition or an additional building, subject to certain restrictions. Upon the delivery of any expansion premises, the term of the lease would extend for a ten year term. The agreement also contains certain features which would allow CASMED to terminate its current leases for adjacent property upon completion of the expanded construction. The Company currently holds two leases for adjacent property with DMP - an existing 8,400 square foot facility housing its FORE-SIGHT(R) development team, and an additional 13,000 square feet which the Company takes occupancy of this month.

ABOUT CASMED
Founded in 1984, CAS Medical Systems, Inc. is dedicated to the design and manufacture of innovative, non-invasive technologies and products vital to patient care in the most challenging clinical environments. Its current product lines include cerebral oximeters, blood pressure measurement technology, vital signs monitors, blood pressure cuffs, cardio-respiratory and apnea monitors and products for neonatal intensive care. With a reputation for the highest quality products available in the markets it serves, CASMED products are used by clinicians worldwide.

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For further information regarding CAS Medical Systems, Inc., visit the Company's website at www.casmed.com.

COMPANY CONTACTS
CAS Medical Systems, Inc.
Jeffery Baird, CFO
203-488-6056
ir@casmed.com

MEDIA & INVESTORS
Financial Dynamics
John Capodanno
212-850-5705
john.capodanno@fd.com

STATEMENTS INCLUDED IN THIS PRESS RELEASE, WHICH ARE NOT HISTORICAL IN NATURE, ARE FORWARD-LOOKING STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. STATEMENTS RELATING TO THE FUTURE PERFORMANCE OF THE COMPANY ARE SUBJECT TO MANY FACTORS INCLUDING, BUT NOT LIMITED TO, THE CUSTOMER ACCEPTANCE OF THE PRODUCTS IN THE MARKET, THE INTRODUCTION OF COMPETITIVE PRODUCTS AND PRODUCT DEVELOPMENT, COMMERCIALIZATION AND TECHNOLOGICAL DIFFICULTIES, AND OTHER RISKS DETAILED IN THE COMPANY'S MOST RECENT FORM 10-KSB AND OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS.

SUCH STATEMENTS ARE BASED UPON THE CURRENT BELIEFS AND EXPECTATIONS OF THE COMPANY'S MANAGEMENT AND ARE SUBJECT TO SIGNIFICANT RISKS AND UNCERTAINTIES. ACTUAL RESULTS MAY DIFFER FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS. WHEN USED IN THIS PRESS RELEASE THE TERMS "ANTICIPATE", "BELIEVE", "ESTIMATE", "EXPECT", "MAY", "OBJECTIVE", "PLAN", "POSSIBLE", "POTENTIAL", "PROJECT", "WILL" AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. THE FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PRESS RELEASE ARE MADE AS OF THE DATE HEREOF, AND WE DO NOT UNDERTAKE ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF FUTURE EVENTS, NEW INFORMATION OR OTHERWISE.